LONGBEACH MORTGAGE COMPANY
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                             OFFICER'S CERTIFICATE


MASTER SERVICER:            LONGBEACH MORTGAGE COMPANY
AGREEMENT:                  POOLING AND SERVICING AGREEMENT DATED JUNE 1, 1997
DEAL:                       ASSET-BACKED CERTIFICATES SERIES 1997-LB4
SUBJECT PEROID:             MAY 2, 1997 THROUGH DECEMBER 31, 1997
CERTIFICATE DATE:           MAY 15, 1998


         This certificate is delivered to Norwest Bank of Minnesota, National Association, as Trustee pursuant to Sections 3.20 and 3.21 of the Pooling and Servicing Agreement dated June 1, 1997 ("the Agreement").

         The undersigned officer of Long Beach Mortgage Company ("the Company") represents solely the activities of the Company and does not make any representations for any other master servicer under the Agreement.

Pursuant to Section 3.20 of the Agreement; The undersigned officer of the Company has supervised a review of the Company's activities during the Subject Period with respect to the terms of the Agreement and has determined the following: (a) to undersigned officer's best knowledge, the Company has fulfilled its obligations under this Agreement and (b) there has not been a default in the fulfillment of any obligation under the Agreement.

         Pursuant to Section 3.21 (ii) of the Agreement; Attached to this certificate is a copy of the letter issued to our Sub-Servicer, Ameriquest Mortgage Company, by Deloitte & Touche LLP regarding Ameriquest's compliance with the Uniform Single Attestation Program for Mortgage Bankers for the year ended December 31, 1997.

LONGBEACH MORTGAGE COMPANY

BY: /S/ James H. Leonetti
NAME: JAMES H. LEONETTI
TITLE:  SENIOR VICE PRESIDENT AND
        CHIEF FINANCIAL OFFICER

AMERIQUEST
MORTGAGE
COMPANY

                              OFFICERS CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


                       MORTGAGE PASS-THROUGH CERTIFICATES
                       RESIDENTIAL MORTGAGE LOANS, SERIES
               1996-LB,1996-LB3,1997-LB1,1997-LB2,1997-LB3,1997LB4
                       1997-LB5,1997-LB6,1997-AQ1,1997-AQ2

IN ACCORDANCE WITH THE APPROPRIATE SECTION OF THE ABOVE-CAPTIONED POOLING AND SERVICING AGREEMENTS, I, JULE J. KEEN'AND SHAWNA R. OGILVIE OF AMERIQUEST MORTGAGE COMPANY, (THE"SERVICER") HEREBY CERTIFY:

(i) A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING THE PRECEDING CALENDAR. YEAR,AND OF PERFORMANCE UNDER THESE AGREEMENTS HAVE BEEN MADE UNDER OUR SUPERVISION.
(ii) TO THE BEST OF OUR KNOWLEDGE, BASED ON SUCH REVIEW, THE SERVICER HAS FULFILLED ALL ITS OBLIGATIONS UNDER THESE AGREEMENTS THROUGHOUT SUCH YEAR.


CERTIFIED THIS 15th DAY OF April, 1998

BY:/S/ JULE J.KEEN
JULE J. KEEN
EXECUTIVE VICE PRESIDENT

BY /S/ SHAWNA R. OGLIVIE
SHAWNA R. OGLIVIE
VICE PRESIDENT



505 Main Street, Suite 6000, Orange, California 92868-4309, (714) 543.5262
FAX (714) 542-3059